Exhibit 99.1

NEWS RELEASE

Altus Midstream Announces Second-Quarter 2021 Results

•	Achieved lower operating costs for the eighth consecutive quarter while activity increased;

•	Gathering and processing (G&P) volumes increased, driven by new well connections; and

•	2021 G&P volumes and earnings guidance revised upward.

HOUSTON, Aug. 4, 2021 – Altus Midstream Company (Nasdaq: ALTM) today announced its financial and operational results for the three-month period ending June 30, 2021.

The company reported second-quarter 2021 net income including noncontrolling interests of $74 million, which includes a $31 million non-cash unrealized gain related to an embedded derivative in the company’s preferred units. Excluding this and other items, adjusted EBITDA for the second quarter 2021 was $69 million. Growth capital expenditures were approximately $3.6 million, down from $21 million reported for the first quarter. Gathering and processing (G&P) throughput volumes were up 3% from the preceding quarter and averaged 447 million cubic feet (MMcf) per day, approximately 74% of which was rich gas.

CEO Comment

“For the second consecutive quarter, Altus Midstream was cash flow positive. The contributions from our joint venture pipeline projects, combined with an increase in volumes from our gathering and processing business, bolstered our financial results. Our team in the field has delivered outstanding operational performance while maintaining exceptional cost discipline that led to reductions in operating costs for the eighth consecutive quarter,” said Clay Bretches, Altus Midstream CEO and president. “With our competitive, low-cost operating structure, we are well-positioned to achieve year-over-year cost savings in excess of 15%.”

“I’m especially proud of our team’s focus on safety, which has resulted in zero injuries and vehicle incidents through the first half of the year. In April, we achieved two years without a recordable injury.”

CFO Comment

“We are outperforming on all guidance metrics and have adjusted our annual guidance based on our strong performance in the first half of the year,” said Ben Rodgers, Altus Midstream chief financial officer. “We have raised our gathered volume outlook to 415-430 million cubic feet per day, which is supported by new wells recently brought online at Alpine High and an improved outlook for legacy production. For adjusted EBITDA, we have raised the low end of our guidance; the new range is now $260 million to $270 million for the year. With the startup of the Permian Highway natural gas pipeline last quarter, our growth capital obligations are nominal, and we are positioned to generate meaningful free cash flow for the remainder of the year.”

Dividend

As we announced yesterday, the board of directors declared our third quarterly cash dividend on the company’s Class A common shares. The dividend on Class A common shares is payable Sept. 30, 2021, to stockholders of record on Aug. 27, 2021, at a rate of $1.50 per share.

For updated financial guidance, please refer to the investor presentation released today at www.altusmidstream.com/investors.

Conference Call

Altus will host its second-quarter 2021 estimated results conference call Thursday, Aug. 5, 2021, at 1 p.m. Central time. The conference call will be webcast from Altus’ website at www.altusmidstream.com/investors, and the webcast replay will be archived there as well. The conference call will also be available for playback by telephone for one week beginning at approximately 6 p.m. Central time Aug. 5. To access the telephone playback, dial (855) 859-2056 or (404) 537-3406 for international calls. The conference access code is 3993384.

ALTUS MIDSTREAM ANNOUNCES SECOND-QUARTER 2021 RESULTS — PAGE 2 of 2

About Altus Midstream Company

Altus Midstream Company is a pure-play, Permian-to-Gulf Coast midstream C-corporation. Through its consolidated subsidiaries, Altus owns gas gathering, processing and transmission assets servicing production in the Delaware Basin and owns equity interests in four Permian-to-Gulf Coast pipelines. Altus posts announcements, operational updates, investor information and press releases on its website, www.altusmidstream.com.

Additional information

Additional information follows, including a reconciliation of Adjusted EBITDA, Capital Investments and Growth Capital Investments (non-GAAP financial measures) to the GAAP measures.

Non-GAAP financial measures

Altus’ financial information includes information prepared in conformity with generally accepted accounting principles (GAAP) as well as non-GAAP financial information. It is management’s intent to provide non-GAAP financial information to enhance understanding of our consolidated financial information as prepared in accordance with GAAP. Adjusted EBITDA, Capital Investments and Growth Capital Investments are non-GAAP measures. This non-GAAP information should be considered by the reader in addition to, but not instead of, the financial statements prepared in accordance with GAAP. Wherever a non-GAAP financial measure is disclosed in this earnings release, the non-GAAP measure is presented along with the corresponding GAAP measure so as not to imply that more emphasis should be placed on the non-GAAP measure.

Forward-looking statements

This news release includes certain statements that may constitute “forward-looking statements” for purposes of the federal securities laws. Forward-looking statements include, but are not limited to, statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “seeks,” “possible,” “potential,” “predict,” “project,” “prospects,” “guidance,” “outlook,” “should,” “would,” “will,” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. These statements include, but are not limited to, statements about future plans, expectations, and objectives for Altus Midstream’s and Apache Corporation’s operations, including statements about our strategy, future operations, financial position, estimated revenues and losses, projected costs, prospects, plans, and objectives of management. While forward-looking statements are based on assumptions and analyses made by us that we believe to be reasonable under the circumstances, whether actual results and developments will meet our expectations and predictions depend on a number of risks and uncertainties which could cause our actual results, performance, and financial condition to differ materially from our expectations. See “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, and in our Quarterly Reports on Form 10-Q, filed with the Securities and Exchange Commission for a discussion of risk factors that affect our business. Any forward-looking statement made by us in this news release speaks only as of the date on which it is made. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future development or otherwise, except as may be required by law.

Contacts

Media:           (713) 296-7276 Alexandra Franceschi

Investors:       (281) 302-2286 Patrick Cassidy

-end-

ALTUS MIDSTREAM COMPANY

STATEMENT OF CONSOLIDATED OPERATIONS

(Unaudited)

(In thousands)

	For the Quarter Ended		For the Six Months Ended
	June 30,		June 30,
	2021	2020(1)	2021	2020(1)
REVENUES:
Midstream services revenue - affiliate	$32,467	$31,616	$63,996	$72,383
Product sales - third parties	3,126	—	5,743	—

Total revenues	35,593	31,616	69,739	72,383

COSTS AND EXPENSES:
Costs of product sales	3,351	—	5,344	—
Operations and maintenance	7,340	9,508	14,742	20,099
General and administrative	3,475	2,988	6,930	7,166
Depreciation and accretion	4,009	4,062	8,009	7,976
Impairments	—	—	441	—
Taxes other than income	3,812	3,347	7,620	6,790

Total costs and expenses	21,987	19,905	43,086	42,031

OPERATING INCOME	13,606	11,711	26,653	30,352
OTHER INCOME (LOSS):
Unrealized derivative instrument gain (loss)	31,006	(10,585)	14,477	(72,569)
Interest income	1	2	2	9
Income from equity method interests, net	28,466	15,712	50,154	31,554
Warrants valuation adjustment	222	(417)	(442)	1,460
Other	3,155	(97)	10,699	(274)

Total other income (loss)	62,850	4,615	74,890	(39,820)
Financing costs, net of capitalized interest	2,615	292	5,213	565

NET INCOME (LOSS) BEFORE INCOME TAXES	73,841	16,034	96,330	(10,033)
Current income tax benefit	—	—	—	(696)

NET INCOME (LOSS) INCLUDING NONCONTROLLING INTERESTS	73,841	16,034	96,330	(9,337)
Net income attributable to Preferred Unit limited partners	24,004	18,764	43,496	37,026

NET INCOME (LOSS) ATTRIBUTABLE TO COMMON SHAREHOLDERS	49,837	(2,730)	52,834	(46,363)
Net income (loss) attributable to Apache limited partner	38,174	(1,779)	40,991	(37,331)

NET INCOME (LOSS) ATTRIBUTABLE TO CLASS A COMMON SHAREHOLDERS	$11,663	$(951)	$11,843	$(9,032)

(1)	This period has been adjusted to reflect the estimated effect of applying the guidance in the SEC’s April 12, 2021 statement related to the valuation of SPAC warrants.

ALTUS MIDSTREAM COMPANY

SUPPLEMENTAL FINANCIAL INFORMATION AND OPERATING STATISTICS

(Unaudited)

(In thousands)

SUMMARY CASH FLOW INFORMATION

	For the Quarter Ended		For the Six Months Ended
	June 30,		June 30,
	2021	2020	2021	2020
Net cash provided by operating activities	$57,783	$35,259	$101,055	$86,797
Net cash provided by (used in) investing activities	1,934	(77,680)	(11,288)	(175,295)
Net cash provided by (used in) financing activities	(35,931)	25,000	(38,863)	84,395

SUMMARY BALANCE SHEET INFORMATION

	June 30,	December 31,
	2021	2020(1)
Cash and cash equivalents	$75,092	$24,188
Other current assets	23,114	18,581
Property, plant and equipment, net	190,792	195,836
Equity method interests	1,554,385	1,555,182
Deferred charges and other	10,271	5,843

Total assets	$1,853,654	$1,799,630

Current liabilities	$25,144	$29,983
Long-term debt	657,000	624,000
Deferred credits and other noncurrent liabilities	197,454	209,495
Redeemable noncontrolling interest - Apache limited partner	863,063	575,125
Redeemable noncontrolling interest - Preferred Unit limited partners	617,191	608,381
Shareholders’ equity (deficit)	(506,198)	(247,354)

Total liabilities, noncontrolling interests, and shareholders’ equity	$1,853,654	$1,799,630

(1)	This period has been adjusted to reflect the estimated effect of applying the guidance in the SEC’s April 12, 2021 statement related to the valuation of SPAC Warrants.

SUMMARY OPERATING STATISTICS

	For the Quarter Ended		For the Six Months Ended
	June 30,		June 30,
	2021	2020	2021	2020
Throughput volumes of natural gas (MMcf/d)
Rich wellhead gas	330	324	324	377
Lean wellhead gas	117	110	118	128

Total throughput	447	434	442	505

ALTUS MIDSTREAM COMPANY

NON-GAAP FINANCIAL MEASURES

(Unaudited)

(In thousands)

Reconciliation of net income (loss) including noncontrolling interest to Adjusted EBITDA

We define Adjusted EBITDA as net income (loss) including noncontrolling interests before financing costs (net of capitalized interest), interest income, income taxes, depreciation and accretion and adjust such equivalent items from our income from equity method interests. We also exclude (when applicable) impairments, unrealized gains or losses on derivative instruments, and other items affecting comparability of results to peers. Our management believes Adjusted EBITDA is useful for evaluating our operating performance and comparing results of our operations from period-to-period and against peers without regard to financing or capital structure. Adjusted EBITDA should not be considered as an alternative to, or more meaningful than, net income (loss) including noncontrolling interests or any other measure determined in accordance with GAAP or as an indicator of our operating performance or liquidity. Certain items excluded from Adjusted EBITDA are significant components in understanding and assessing our financial performance, such as our cost of capital and tax structure, as well as the historic costs of depreciable assets, none of which are components of Adjusted EBITDA. The presentation of Adjusted EBITDA should not be construed as an inference that our results will be unaffected by unusual or non-recurring items.

The GAAP measure used by the Company that is most directly comparable to Adjusted EBITDA is net income (loss) including noncontrolling interests. Adjusted EBITDA has important limitations as an analytical tool because it excludes some, but not all, items that affect net income (loss) including noncontrolling interests. Adjusted EBITDA should not be considered in isolation or as a substitute for analysis of the Company’s results as reported under GAAP. Our definitions of Adjusted EBITDA may not be comparable to similarly titled measures of other companies in our industry, thereby diminishing its utility.

Our management compensates for the limitations of Adjusted EBITDA as an analytical tool, by reviewing the comparable GAAP measure, understanding the differences between Adjusted EBITDA as compared to net income (loss) including noncontrolling interests and incorporating this knowledge into its decision-making processes. Our management believes that investors benefit from having access to the same financial measures that the Company uses in evaluating operating results.

	For the Quarter Ended		For the Six Months Ended
	June 30,		June 30,
	2021	2020	2021	2020
Net income (loss) including noncontrolling interests	$73,841	$16,034	$96,330	$(9,337)
Add:
Financing costs, net of capitalized interest	2,615	292	5,213	565
Depreciation and accretion	4,009	4,062	8,009	7,976
Impairments	—	—	441	—
Unrealized derivative instrument loss	—	10,585	—	72,569
Equity method interests Adjusted EBITDA	48,385	28,231	88,296	51,917
Warrants valuation adjustment	—	417	442	—
Other	287	—	456	290
Less:
Gain on asset sales	200	264	276	76
Interest income	1	2	2	9
Unrealized derivative instrument gain	31,006	—	14,477	—
Income from equity method interests, net	28,466	15,712	50,154	31,554
Warrants valuation adjustment	222	—	—	1,460
Income tax benefit	—	—	—	696
Other	—	2	—	2

Adjusted EBITDA (Non-GAAP)	$69,242	$43,641	$134,278	$90,183

Other midstream actvity
Cash distributions received from our equity method interests	$44,386	$19,210	$75,736	$41,747

TOTAL GROWTH CAPITAL INVESTMENTS

(Unaudited)

(In thousands)

Reconciliation of costs incurred in midstream activity to capital investments and growth capital investments

Management believes the presentation of capital investments and growth capital investments is useful for investors to assess Altus’ expenditures related to our midstream capital activity. We define capital investments as costs incurred in midstream activities, adjusted to exclude asset retirement obligation revisions and liabilities incurred, while including amounts paid during the period for abandonment and decommissioning expenditures given the uncertainty and timing of when the actual abandonment activity will occur. Management believes total growth capital investments provides a more accurate reflection of Altus’ current-period expenditures related to midstream capital activity and is consistent with how we plan our capital budget.

	For the Quarter Ended		For the Six Months Ended
	June 30,		June 30,
	2021	2020(1)	2021	2020(1)
Costs incurred in midstream activity
Property, plant and equipment, gross	$708	$2,276	$1,703	$9,355
Equity method interests	3,633	71,560	24,155	154,387

Total cost incurred in midstream activity	$4,341	$73,836	$25,858	$163,742

Reconciliation of costs incurred to midstream capital investment:
Asset retirement obligations incurred and revisions	$—	$—	$—	$—
Asset retirement obligations settled	—	—	—	—

Total capital investments	4,341	73,836	25,858	163,742

Less: Maintenance capital costs incurred	(769)	—	(1,627)	—

Total growth capital investments	$3,572	$73,836	$24,231	$163,742

(1)

For comparative purposes, the prior periods exclude Altus’ proportionate share of capital investments funded by our partner’s project financing as such amounts are no longer impacting current periods or considered when planning our capital budgets.